EXHIBIT 23.1



CONSENT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report of independent public accountants dated March 8, 2002 included in Community West Bancshares' Form 10-K for the year ended December 31, 2001, into the Company's previously filed Registration Statement File No. 333-43531.



/s/ Arthur Andersen LLP
Los  Angeles,  California
April  16,  2002


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